Exhibit 10.10

THIS INSTRUMENT PREPARED BY

AND AFTER RECORDING RETURN TO:

Riemer & Braunstein LLP

Three Center Plaza

Boston, MA 02108

Attention: Kevin J. Lyons, Esquire

COLLATERAL ASSIGNMENT OF LEASES AND RENTS

ASSIGNOR:	BR METROWEST, LLC, a Delaware limited liability company

ASSIGNEE:	KEYBANK NATIONAL ASSOCIATION, a national banking association, as Agent on behalf of itself and certain other Lenders

DATE:	October 30, 2017

COLLATERAL ASSIGNMENT OF LEASES AND RENTS

(2450 Lake Debra Drive, Orlando, Florida 32835)

This COLLATERAL Assignment of Leases and Rents (this “Assignment”) made as of October 30, 2017, by BR METROWEST, LLC a Delaware limited liability company having an address at c/o Bluerock Real Estate, L.L.C., 712 Fifth Avenue, 9th Floor, New York, New York 10019 (hereinafter called “Assignor”, and the term “Assignor” shall include, wherever the context permits, its successors and assigns) in favor of KEYBANK NATIONAL ASSOCIATION, a national banking association, as agent for the Lenders (as hereinafter defined) under that certain Credit Agreement dated as of October 4, 2017 (hereinafter, as same may be amended, restated, renewed, replaced, or modified, the “Credit Agreement”) among Bluerock Residential Holdings, L.P., a Delaware limited partnership, and various other Affiliates thereof as “Borrower” (collectively, the “Borrowers”), KeyBank National Association and the other lending institutions which become parties to the Credit Agreement (KeyBank National Association and the other lending institutions which become parties to the Credit Agreement are collectively referred to as the “Lenders” and individually as the “Lender”), and KeyBank National Association, as Agent (hereinafter called “Agent”), having a place of business at 225 Franklin Street, Boston, Massachusetts 02110, (the term Agent shall include, whenever the context permits, its successors and assigns as the holder of this Assignment and the Note and other Obligations secured hereby), for the purpose of securing the “Obligations” as defined in that certain Subsidiary Guaranty entered into by Assignor in favor of Agent and the Lenders dated as of the date hereof (as the same may be modified, amended, or supplemented, the “Subsidiary Guaranty”).

WITNESSETH THAT:

1.	Grant of Assignment. This Assignment is granted pursuant to the terms, provisions and conditions of the Credit Agreement. The term “Mortgage” shall mean that certain Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing dated as of the date hereof by Assignor for the benefit of Agent and the Lenders. The term “Obligations” shall have the meaning ascribed to such term in the Subsidiary Guaranty. Capitalized terms used herein which are not otherwise specifically defined shall have the same meaning herein as in the Credit Agreement and the Mortgage.

Assignor, for good and valuable consideration, receipt of which is hereby acknowledged, hereby grants, transfers and assigns to Agent and the Lenders, and grants to Agent and the Lenders a continuing pledge of and security interest in, the entire present and future interest of Assignor in, to and under: (a) all leases, subleases, rental agreements or other occupancy agreements (“Leases”) now or hereafter in existence, with respect to all or any portion of the real property located at 2450 Lake Debra Drive, Orlando, Orange County, Florida 32835 and commonly known as ARIUM Metrowest (“Property”); (b) all rents, income and profits of any kind arising from such interests in the Leases and any renewals or extensions thereof for the use and occupation of all or any portion of the Property; (c) all guaranties of and security for the Leases; and (d) all proceeds of the foregoing.

Assignor is the owner of the Property. A legal description of the Property is annexed hereto as Exhibit A.

Assignor covenants and agrees that this Assignment creates and constitutes an equitable and specific lien upon the aforesaid rents, and that this Assignment does not create or constitute a pledge of or conditional security interest in such rents. This Assignment is intended to be specific, perfected and choate upon the recording of this Assignment.

2.	Obligations Secured. This Assignment is made for the purpose of securing the “Obligations”, as defined in the Subsidiary Guaranty.

3.	Warranties and Representations. ASSIGNOR WARRANTS AND REPRESENTS that it is and shall be in the future the sole owner of the entire interests described in Section 1 above and that no rent reserved in the Leases has been or will be in the future otherwise assigned or anticipated, and that no rent for any period subsequent to the date of this Assignment will be collected more than one (1) month in advance except for security deposits and last month’s rents taken in the usual course of business pursuant to Leases.

4.	Covenants. Except as may be otherwise provided for or permitted by the Credit Agreement, ASSIGNOR COVENANTS with Agent: (i) to observe and perform all the obligations imposed upon the lessor under every such Lease and not to do or permit to be done anything to impair the security thereof; (ii) not to collect any of the rent, income and profits arising or accruing under the Leases or from the Property more than one (1) month in advance of the time when the same shall become due; (iii) not to execute any other assignment of lessor’s interest in the Leases or assignment of rents arising or accruing from the Leases or from the Property; (iv) not to subordinate any Lease to any mortgage or other encumbrance, or permit, consent or agree to such subordination, without Agent’s prior written consent in each instance; (v) not to convey or transfer or suffer or permit a conveyance or transfer of the premises demised by any Lease or of any interest therein so as to affect directly or indirectly a merger of the estates and rights, or a termination or diminution of the obligations, of any lessee thereunder subject to any rights of tenants under Leases; (vi) at Agent’s request, furnish to Agent true and complete copies of all Leases and amendments thereto; and (vii) at Agent’s further request (and in confirmation of the assignment and transfer already made herein of future Leases) to assign and transfer to Agent any and all subsequent Leases upon all or any part of the Property and to execute and deliver at the request of Agent all such further assurances and assignments in the Property as Agent in good faith shall from time to time reasonably require.

5.	Further Terms, Covenants and Conditions. This Assignment is made on the following terms, covenants and conditions:

5.1       Prior to Default. So long as (i) no Event of Default (as defined in the Credit Agreement) exists and (ii) no default has occurred and is continuing uncured beyond the applicable notice and grace period, if any, in the performance of any obligation, covenant or agreement herein, or in the other Loan Documents, contained and on the part of Assignor to be performed (collectively, a “Continuing Default”): Assignor shall have the right and license to manage, lease and operate the Property and to collect all rents, income and profits arising under the Leases or from the premises described therein and, subject to the provisions of the other Loan Documents, to retain, use and enjoy the same.

5.2       After Default. At any time when a Continuing Default exists, Agent, without in any way waiving such default, may at its option, without notice, and without regard to the adequacy of the security for the Obligations secured hereby and by the Mortgage revoke the right and license granted above to Assignor and:

(i)       Authorize and direct the lessees named in any existing Leases or any other or future lessees or occupants of the Property, upon receipt from Agent of written notice to the effect that Agent is or the Lenders are then the holder of the Note and the Mortgage and that a Continuing Default exists thereunder, to pay over to Agent all rents, income and profits arising or accruing under the Leases or from the Property and to continue to do so until otherwise notified in writing by Agent. Assignor agrees that every lessee and occupant shall have the right to rely upon any such statement and request by Agent that lessee or occupant shall pay such rents to Agent without any obligation or right to inquire as to whether such Continuing Default actually exists notwithstanding any notice from or claim of Assignor to the contrary and that Assignor shall have no right or claim against lessees or occupants for any such rent so paid by lessees or occupants to Agent after such notice to the lessee or occupant by Agent;

(ii)       Either in person or by agent, with or without bringing any action or proceedings or by a receiver appointed by a court, take possession of the Property and have, hold, manage, lease and operate the same on such terms and for such period of time as Agent may deem proper and, either with or without taking possession of the Property in its own name, demand, sue for, or otherwise collect and receive, all rents, income and profits of the Property, including those past due and unpaid, with full power to make from time to time all improvements, alterations, renovations, repairs and replacements thereto or thereof as may seem proper to Agent; and

(iii)       Apply such rents, income and profits to the payment of:

(a)       all reasonable expenses of managing the Property including, without being limited thereto, the salaries, fees and wages of a managing agent and such other employees as Agent may reasonably deem necessary or desirable, and all expenses of operating and maintaining the Property, including, without being limited thereto, all taxes, charges, claims, assessments, water rents, sewer rents and other liens, and premiums for all insurance which Agent may deem necessary or desirable, the payment or refund of security deposits, or interest thereon, and the cost of all improvements, alterations, renovations, repairs or replacements, and all expenses incident to taking and retaining possession of the Property; and

(b)       all sums which Assignor is responsible to pay under the Mortgage, and the Obligations secured hereby and by the Mortgage, together with all reasonable costs and reasonable and actual attorneys’ fees, in such order of priority as to any of the items mentioned in this clause (b) as set forth in the Credit Agreement or if not addressed in the Credit Agreement then in such order as Agent in its sole discretion may determine, any statute, law, custom, or use to the contrary notwithstanding.

The exercise by Agent of the option granted it in this Section 5.2 and the collection of the rents, income and profits and the application thereof as herein provided shall not be considered a waiver by Agent of any default under the other Loan Documents, or the Leases, or this Assignment.

5.3       Continuing Effect. Upon payment in full to Agent and the Lenders of the Obligations secured hereby and by the Mortgage, this Assignment shall become null and be void and of no effect, but the affidavit of any officer, agent, or attorney of Agent or the Lenders made in good faith showing any part of said Obligations to remain unpaid shall be and constitute conclusive evidence (absent manifest error) of the validity, effectiveness and continuing force of this Assignment and any person may, and is hereby authorized to, rely thereon. The discharge of record of the Mortgage given by Assignor to Agent shall constitute a discharge of this Assignment and a release of Agent’s and the Lenders’ interest in the Leases and rents assigned hereby and the reassignment thereof (without recourse to Agent or any Lender) to Assignor and all those claiming of record by, through or under Assignor.

5.4       No Waiver; Concurrent Rights. Nothing contained in this Assignment and no act done or omitted by Agent pursuant to the powers and rights granted it hereunder shall be deemed to be a waiver by Agent of its rights and remedies hereunder or any one or more of the other Loan Documents, and this Assignment is made and accepted without prejudice to any of the rights and remedies possessed by Agent under the terms of any of the other Loan Documents. The right of Agent to collect said principal sums, interest and indebtedness and to enforce any other security therefor held by it may be exercised by Agent either prior to, simultaneously with, or subsequent to any action taken by it hereunder.

5.5       No Liability. Neither Agent nor any Lender shall be liable for any loss sustained by Assignor resulting from Agent’s failure to let the Property after default or from any other act or omission of Agent in managing the Property after default unless such loss is caused by the gross negligence or willful misconduct of Agent. Agent shall not be obligated to perform or discharge, nor does Agent hereby undertake to perform or discharge, any obligation, duty or liability under the Leases, under any ground lease, or under or by reason of this Assignment, and Assignor shall, and does hereby agree to, indemnify Agent and each of the Lenders for, and to defend and hold Agent and each of the Lenders harmless from, any and all liability, loss or damage which may or might be incurred under or by reason of this Assignment and from any and all claims and demands whatsoever which may be asserted against Agent or any Lender by reason of any alleged obligations or undertakings on its part to perform or discharge any of the terms, covenants or agreements contained in the Leases or any ground lease. Should Agent or any Lender incur any such liability under the Leases or under or by reason of this Assignment, or in defense of any such claims or demands, the amount thereof, including costs, expenses and reasonable and actual attorneys’ fees shall be secured hereby and by the Mortgage and by the other collateral for the Obligations and Assignor shall reimburse Agent and the Lenders therefor immediately upon demand and upon the failure of Assignor so to do, Agent may, at its option, declare all sums secured hereby immediately due and payable. It is further understood that this Assignment shall not operate to place responsibility for the control, care, management or repair of said Property upon Agent, nor for the carrying out of any of the terms and conditions of the Leases or any ground lease; nor shall it operate to make Agent responsible or liable for any waste committed on the Property by tenants or any other parties, or for any dangerous or defective condition of the Property, or for any negligence in the management, upkeep, repair or control of said Property resulting in loss or injury or death to any tenant, licensee, employee or stranger. Notwithstanding the foregoing, Agent and the Lenders shall not be indemnified on account of, or exculpated from acts of, their own gross negligence or willful misconduct.

5.6       Effect of Foreclosure Deed. Unless Agent otherwise elects in the instance of a Lease which is subordinate to the Mortgage and is thus terminated by the foreclosure, upon the issuance of any deed or deeds pursuant to a judicial or non-judicial foreclosure of the Mortgage, all right, title and interest of Assignor in and to the Leases shall, by virtue of this instrument and such deed or deeds, thereupon vest in and become the absolute property of the grantee or grantees in such deed or deeds without any further act or assignment by Assignor. Assignor hereby irrevocably appoints Agent and its successors and assigns as its agent and attorney in fact to execute all instruments of assignment for further assurance in favor of such grantee or grantees in such deed or deeds as may be necessary or desirable for such purpose.

5.7       Upon Termination of Lease in Bankruptcy. In the event any lessee under any of the Leases should be the subject of any proceeding under the Federal Bankruptcy Code, as amended from time to time, or any other federal, state or local statute which provides for the possible termination or rejection of the Leases assigned hereby, Assignor covenants and agrees that, if any of the Leases is so terminated or rejected, no settlement for damages shall be made without the prior written consent of Agent, in each instance, and any check in payment of damages for termination or rejection of any such Lease will be made payable both to Assignor and Agent. Assignor hereby assigns any such payment to Agent and further covenants and agrees that upon the request of Agent after an Event of Default, Assignor will duly endorse to the order of Agent any such check, the proceeds of which will be applied to the indebtedness secured by this Assignment. Assignor hereby irrevocably appoints Agent and its successors and assigns as its-attorney-in-fact to so endorse any such checks if Assignor does not do so after written notice from Agent.

5.8       Rights Contained in Mortgage. This Assignment is intended to be supplementary to, and not in substitution for, or in derogation of, any assignment of rents to secure the Obligations contained in the Mortgage or in any other Loan Document. In the event of any conflict between this Assignment and any of the other Loan Documents, Agent shall have the right from time to time to determine which provisions shall govern.

5.9       Notices. Any notice or communications in connection herewith shall be sufficiently given only if given in the manner provided for in the Credit Agreement.

6.	Governing Law and Consent to Jurisdiction.

6.1       Substantial Relationship. It is understood and agreed that all of the Loan Documents were delivered in the State of New York, which State the parties agree has a substantial relationship to the parties and to the underlying transactions embodied by the Loan Documents.

6.2       Place of Delivery. Assignor agrees to furnish to Agent at Agent’s office in Boston, Massachusetts all further instruments, certifications and documents to be furnished hereunder, if any.

6.3       Governing Law. This Assignment, except as otherwise provided in Section 6.4, and each of the other Loan Documents shall in all respects be governed, construed, applied and enforced in accordance with the internal laws of the State of New York without regard to principles of conflicts of law, except that those matters relating to the enforcement or exercise of any and all remedies of Assignee hereunder and the creation, perfection and validity of the lien of this Assignment will be governed by Florida law. Enforcement of any and all remedies of Assignee hereunder shall be governed by the internal laws of the State of Florida

6.4       Exceptions. Notwithstanding the foregoing choice of law:

A.       The creation and perfection of the lien and any assignment of rents and security interest hereunder and the procedures governing the enforcement by Agent and the Lenders of its exercise of its remedies against Assignor under this Assignment, the Mortgage and under the other Loan Documents with respect to the Mortgaged Property to which any Assignor is a party or other assets situated in the State of Florida, including by way of illustration, but not in limitation, non-judicial foreclosure and actions for foreclosure, for injunctive relief, or for the appointment of a receiver, shall be governed by the laws of the State of Florida; and

B.       Agent and the Lenders shall comply with applicable law in the State of Florida to the extent required in connection with the foreclosure of the security interests and liens created under this Assignment, the Mortgage and the other Loan Documents with respect to the Mortgaged Property or other assets situated in the State of Florida.

Nothing contained herein or any other provisions of the Loan Documents shall be construed to provide that the substantive laws of the State of Florida shall apply to any party’s rights and obligations under any of the Loan Documents, which are and shall continue to be governed by the substantive law of State of New York, except as expressly set forth in clauses (A) and (B) of this Section 6.4. In addition, the fact that portions of the Loan Documents may include provisions drafted to conform to the law of the State of Florida is not intended, nor shall it be deemed, in any way, to derogate the parties’ choice of law as set forth or referred to in this Assignment, the Mortgage, the Credit Agreement or in the other Loan Documents. The parties further agree that Agent may enforce its rights under the Loan Documents including, but not limited to, its rights to sue Assignor or to collect any outstanding indebtedness in accordance with applicable law.

6.5       Consent to Jurisdiction. Assignor hereby consents to the nonexclusive personal jurisdiction in any state or Federal court located within the State of New York and the State of Florida.

7.	State-Specific Provisions. In the event of any inconsistency or disagreement between the terms and provisions set forth in this Section 7 and the other terms and provisions of this Assignment, the terms and provisions of this Section 7 shall govern, control and supersede such other terms and provisions to the extent of such inconsistency or disagreement.

7.1       Florida Law. This Assignment is intended to be an absolute assignment of leases, rents and profits under the applicable laws of the State of Florida. In the event a court of competent jurisdiction construes this Assignment to be collateral that secures the obligations of Assignor rather than an absolute assignment, this Assignment shall constitute an assignment of rents which grants a security interest in the collateral as set forth under any applicable laws of the State of Florida.

7.2       Florida Law Provisions. The assignments of leases and rents contained in this Assignment and in the Mortgage are intended to provide Agent on behalf of the Lenders with all of the rights and remedies of mortgagees pursuant to Section 697.07 of the Florida Statutes (hereinafter "Section 697.07"), as may be amended from time to time. However, in no event shall this reference diminish, alter, impair, or affect any other rights and remedies of Agent and the Lenders, including but not limited to, the appointment of a receiver, nor shall any provision in this section diminish, alter, impair or affect any rights or powers of the receiver in law or equity or as set forth in the Mortgage or herein. In addition, this Assignment shall be fully operative without regard to value of the Property or without regard to the adequacy of the Property to serve as security for the obligations owed by Assignor to Agent and the Lenders, and shall be in addition to any rights arising under Section 697.07. Further, except for the notices required hereunder or in the Mortgage, if any, Assignor hereby waives any notice of default or demand for turnover of rents by Agent and the Lenders, together with any rights under Section 697.07 to apply to a court to deposit the rents or any other payments into the registry of the court or such other depository as the court may designate.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Assignor has caused this Assignment to be duly executed and delivered as of the date first written above.

ASSIGNOR:

BR METROWEST, LLC, a Delaware limited liability company

By:	/s/ Jordan Ruddy
Name:	Jordan Ruddy
Title:	Authorized Signatory

STATE OF NEW YORK

COUNTY OF NEW YORK

On October 20, 2017, before me, Dale Pozzi, personally appeared Jordan Ruddy, who proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument, the person, or the entity upon behalf of which the person acted, executed the instrument.

He is personally known to me.

I certify under PENALTY OF PERJURY under the laws of the State of New York that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature           /s/ Dale Pozzi           (Seal)

[Collateral Assignment of Leases and Rents Signature Page - Metrowest]

EXHIBIT A

LEGAL DESCRIPTION

PARCEL 1: (Fee Simple Estate):

A portion of Tract 1, METROWEST, as recorded in Plat Book 16, pages 107 through 110 of the public records of Orange County, Florida, lying in Section 2, Township 23 South, Range 28 East, City of Orlando, Orange County, Florida, being more particularly described as follows:

Commence at the Westernmost corner of Tract 1, Metro West, according to the plat thereof as recorded in Plat Book 16, pages 107 through 110 of the public records of Orange County, Florida; thence run North 89° 47' 04" East along the most Westerly Southerly line of said Tract 1, also being the Northerly line of Vetter Isle as recorded in Plat Book Y, page 79 of the public records of said Orange County, Florida for a distance of 647.22 feet; thence departing said Northerly line continue North 89° 47' 23" East along said Southerly line for a distance of 646.35 feet to the Point of Beginning; thence departing said Southerly line run North 00° 12' 37" West for a distance of 192.28 feet; thence run South 54° 15' 28" East for a distance of 94.56 feet; thence run North 55°04' 13" East for a distance of 80.33 feet; thence run North 66° 07' 31" East for a distance of 108.04 feet; thence run North 62°43' 45" East for a distance of 101.16 feet; thence run North 64°24' 44" East for a distance of 110.07 feet; thence run North 66°51' 29" East for a distance of 103.59 feet; thence run North 64°23' 25" East for a distance of 111.60 feet; thence run North 87°44' 23' East for a distance of 112.59 feet; thence run South 82°53' 29" East for a distance of 113.94 feet; thence run North 77°49' 19" East for a distance of 83.90 feet, thence run North 75°33' 14" East for a distance of 92.82 feet; thence run North 69°42' 28" East for a distance of 72.73 feet; thence run North 45°13' 25" East for a distance of 45.65 feet; thence run North 21°08' 41" East for a distance of 70.44 feet; thence run North 06°56' 11" West for a distance of 93.26 feet; thence run North 21°32' 21" West for a distance of 93.14 feet; thence run North 19°51' 29" East for a distance of 37.82 feet; thence run North 00°10' 47" East for a distance of 99.14 feet; thence run North 15°54' 21" East for a distance of 63.32 feet; thence run North 90°00' 00" East for a distance of 75.98 feet to a point on the Westerly right of way line of Lake Debra Drive according to the plat of MetroWest Tract 1, Lot 7, as recorded in Plat Book 34, pages 50 and 51 of the public records of Orange County, Florida; thence run South 03° 11' 47" East along said right of way line for a distance of 240.79 feet to a point of curvature of a curve concave Westerly and having a radius of 930.00 feet; thence continuing along said Westerly right of way line run Southerly along said curve through a central angle of 03°07' 59" for an arc distance of 50.85 feet to a point of tangency; thence run South 00°03' 48" East for a distance of 327.81 feet; thence run North 89°56' 12" East for a distance of 35.00 feet to a point on the Westerly boundary of MetroWest Tract 1, Lot 8 according to the plat thereof as recorded in Plat Book 39, page 27 of the public records of Orange County, Florida; thence run South 00°03' 48" East for a distance of 50.30 feet; thence run South 06°19' 52" East for a distance of 180.95 feet to a point of curvature of a curve concave Easterly and having a radius of 1000.00 feet, thence continuing along said Westerly line run Southerly along said curve through a central angle of 12°53' 28" for an arc distance of 224.99 feet to a point of reverse curvature of a curve concave Westerly and having a radius of 500.00 feet, thence run Southerly along said curve through a central angle of 22°46' 31" for an arc distance of 198.75 feet to a point; thence run North 86°26' 49" West for a distance of 27.00 feet to a point on a non-tangent curve concave Westerly and having a radius of 473.00 feet; thence from a tangent bearing of South 03°33' 03" West run Southerly along said curve through a central angle of 09°35' 48" for an arc distance of 79.22 feet to a point; thence run South 71°38' 01" West for a distance of 44.93 feet; thence run South 36°22' 41" West for a distance of 149.85 feet; thence run South 20°05' 36" West for a distance of 102.40 feet; thence run South 16°21' 56" West for a distance of 382.58 feet; thence run South 00° 14' 29" East for a distance of 953.60 feet to a point on the South line of aforesaid Section 2, also being a point on the Southerly line of Metro West Tract 1, according to the plat thereof as recorded in Plat Book 16, pages 107 through 110 of the public records of Orange County, Florida; thence run South 89°45' 31" West along said South line for a distance of 348.71 feet to the Southwesternmost corner of said Metro West Tract 1, also being a point on the Westerly line of said Metro West Tract 1; thence departing said South line run North 00° 19' 31" West along said Westerly line for a distance of 887.85 feet; thence departing said Westerly line run the following courses and distances; South 89°45' 09" West for a distance of 9.08 feet; thence run South 70°15' 39" West for a distance of 22.96 feet; thence run South 44°04' 38" West for a distance of 60.93 feet; thence run South 77°10' 38" West for a distance of 70.28 feet; thence run South 88°35' 31" West for a distance of 19.31 feet; thence run North 55°25' 15" West for a distance of 106.39 feet; thence run North 38°26' 30" West for a distance of 7.87 feet; thence run South 89°45' 09" West for a distance of 241.61 feet; thence run North 00°19' 31" West for a distance of 348.77 feet; thence run North 36°11' 35" West for a distance of 4.78 feet; thence run North 19°26' 25" West for a distance of 62.36 feet; thence run North 24°15' 32" West for a distance of 31.32 feet; thence run South 89°59' 01" West for a distance of 29.91 feet; thence run North 05°09' 27" West for a distance of 68.03 feet; thence run North 11°27' 19" East for a distance of 109.72 feet; thence run North 06°12' 17" West for a distance of 105.33 feet; thence run North 17°14' 53" West for a distance of 171.51 feet; thence run North 00°08' 31" West for a distance of 185.59 feet; thence run South 89°47' 23" West for a distance of 84.11 feet to aforesaid Point of Beginning.

Exhibit A-1

Said land is shown on the plat of ALEXAN AT METROWEST, according to the plat thereof recorded in Plat Book 47, page 33, public records of Orange County, Florida.

PARCEL 2:

Nonexclusive easement for pedestrian and vehicular access, ingress and egress purposes for the benefit of Parcel 1 over, through and across the land identified as "Easement Area - Metrowest Tract 1, Lot 8" in Exhibit C to the Reciprocal Easement Agreement between Debra, Inc. and Windsor Residential Harbortown, Inc., recorded in Official Records Book 5424, page 1968, Public Records of Orange County, Florida.

PARCEL 3:

Nonexclusive easement for drainage purposes for the benefit of Parcel 1 reserved in the Drainage Easement Agreement (Tract ID) between Spring Trace, L.L.C. and Metrowest Master Association, Inc., recorded in Official Records Book 6279, page 3582, as amended by the Amendment to Drainage Easement Agreement (Tract ID) recorded in Official Records Book 6716, page 4890, Public Records of Orange County, Florida, in, on, upon, over and through the Drainage Easement Area described in Exhibit "A" to said Amendment, and Second Amendment to Drainage Easement Agreement (Tract ID), recorded in Official Records Book 7609, page 3588, Public Records of Orange County, Florida.

Exhibit A-2

PARCEL 4:

Nonexclusive easement for sanitary sewer utility purposes for the benefit of Parcel 1 over, upon and across the land described in Exhibit C to the Sanitary Sewer Easement and Stormwater Easement Agreement between Metrowest II Limited Partnership and The Northwestern Mutual Life Insurance Company, recorded in Official Records Book 6279, page 3613, as affected by Affidavit recorded in Official Records Book 7119, Page 3877, Public Records of Orange County, Florida.

PARCEL 5:

Nonexclusive easements for the benefit of Parcel 1 as defined and more particularly described in Section 6.1 of that certain Master Declaration of Protective Covenants and Restrictions for MetroWest recorded March 13, 1986 in Official Records Book 3759, page 2756, as affected by the Agreement Concerning Transfer of Responsibilities recorded September 17, 1986 in Official Records Book 3820, page 4314 and the Assignment and Assumption of Declarant's Rights and Obligations recorded October 25, 2000 in Official Records Book 6115, page 4273, and as amended August 10, 1987 in Official Records Book 3913, page 2944, recorded November 17, 1987 in Official Records Book 3936, page 4185, recorded March 28, 1988 in Official Records Book 3968, page 1279, recorded August 30, 1996 in Official Records Book 5114, page 1077 and recorded February 8, 2001 in Official Records Book 6189, page 2476, and Certificate of Approval recorded October 22, 2003 in Official Records Book 7161, page 2831, as amended by Third Amendment, recorded February 8, 2006 in Official Records Book 8471, Page 1428; Fourth Amendment, recorded January 15, 2010 in Official Records Book 9989, Page 1602, and Fifth Amendment to Master Declaration of Protective Covenants and Restrictions for Metrowest, recorded September 23, 2014 in Official Records Book 10808, Page 8087, Public Records of Orange County, Florida.

PARCEL 6:

Nonexclusive easement for access and utilities for the benefit of Parcel 1 as defined and more particularly described in that certain Utility Easement Agreement recorded in Official Records Book 6314, Page 5929, as amended by Amendment to Utility Easement Agreement recorded in Official Records Book 7609, Page 3607, Public Records of Orange County, Florida.

Exhibit A-3